UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY (55 STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF AUCTION MARKET PREFERRED SHARES (THE "STATEMENT").

         THE FUND WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE STATEMENT. THE STATEMENT SETS FORTH THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHT OF THE SHARES, AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO DETERMINE THE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES. ANY SUCH REQUEST SHOULD BE ADDRESED TO THE SECRETARY OF THE FUND.

         THE FUND'S DECLARATION OF TRUST IS ON FILE WITH THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS CERTIFICATE IS EXECUTED BY THE OFFICERS OF THE FUND ON BEHALF OF THE FUND AS OFFICERS, AND NOT INDIVIDUALLY, AND THE OBLIGATIONS HEREOF ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR SHAREHOLDERS OF THE FUND, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND.

CUSIP NUMBER 33733U 108                  REPRESENTING 2,000 SERIES A SHARES AND
                                         2,000 SERIES B SHARES AS INDICATED ON
                                         THE ATTACHED SCHEDULE


          FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II

ORGANIZED UNDER THE LAWS
OF THE COMMONWEALTH OF MASSACHUSETTS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY              CUSIP # 33733U 108

THIS CERTIFIES THAT

                                    CEDE & CO.

IS THE OWNER OF SUCH NUMBER OF FULLY PAID AND NON-ASSESSABLE SHARES AS INDICATED ON THE ATTACHED SCHEDULE OF AUCTION MARKET PREFERRED SHARES ("AMPS"), $0.01 PAR VALUE, LIQUIDATION PREFERENCE $25,000 PER SHARE OF

          FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II

TRANSFERABLE ON THE BOOKS OF SAID ENTITY IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

IN WITNESS WHEREOF, FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II HAS CAUSED ITS CORPORATE SEAL TO BE HERETO AFFIXED AND THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND ON ITS BEHALF BY ITS DULY AUTHORIZED OFFICERS.

Dated:         , 2004

Countersigned and Registered:
DEUTSCHE BANK TRUST COMPANY AMERICAS            FIRST TRUST/FOUR CORNERS SENIOR
   (New York) Transfer Agent and Registrar          FLOATING RATE INCOME FUND II


By:______________________________               By:__________________________
   Authorized Officer                              Name:  James A. Bowen
                                                   Title: President



Attest: ___________________________
        Secretary

                    SCHEDULE OF NUMBER OF SHARES REPRESENTED
                           BY GLOBAL AMPS CERTIFICATE

         The initial number of AMPS Shares represented by this Global AMPS Certificate are 2,000 Series A and 2,000 Series B. The following increases or decreases in such number have been made:

===================== ======================= ======================= ======================== =================================
                      Amount of Increase in   Amount of Decrease in
                         Number of Shares        Number of Shares
                       Represented by this     Represented by this      Shares Outstanding
                           Global AMPS             Global AMPS                 After           Signature of Authorized Officer
  Date of Exchange         Certificate             Certificate           Increase/Decrease     of Transfer Agent
--------------------- ----------------------- ----------------------- ------------------------ ---------------------------------

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________

_____________________ _______________________ _______________________ ________________________ _________________________________


                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Global AMPS Certificate to:

------------------------------------------------------------------------------
(Insert assignee's name and social security or tax identification number)





------------------------------------------------------------------------------
(Insert address and zip code of assignee)





and irrevocably appoints




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agent to effect a registered transfer this Global AMPS Certificate on the AMPS
Register. The agent may substitute another to act for him or her.

Date:

Signature(s):

           -------------------------------------------------------------------

           -------------------------------------------------------------------
           (Sign exactly as your name appears on this Global AMPS Certificate)


NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.